Exhibit 99.1

Equinix Completes Acquisition of Two Data Centers in India

Manoj Paul Named India Managing Director for Equinix

REDWOOD CITY, Calif., Sept. 1, 2021 /PRNewswire/ -- Equinix, Inc. (Nasdaq: EQIX), the world's digital infrastructure company™, announced today that it has extended Platform Equinix into the strategic Indian market, following the completion of the acquisition of the India operations of GPX Global Systems, Inc. ("GPX India"). The US$161 million all-cash transaction includes a fiber-connected campus in Mumbai with two data centers.

Equinix's expansion into India will unlock opportunities for Indian businesses expanding internationally and for multinational corporations pursuing growth and innovation in the Indian market. With the upcoming 5G rollout in the country, companies can get ahead in the digital era with Equinix and benefit from the ability to accelerate their evolution from traditional to digital businesses by rapidly digitizing and scaling their infrastructure, easily adopting hybrid multicloud architectures and interconnecting with more than 350 international brands and local companies in India.

Equinix India will be led by Managing Director Manoj Paul, a veteran with more than two decades of experience who will leverage his deep insights into the local data center industry to support the digital transformation journeys of businesses in India.

Highlights/Key Facts:

  From the acquisition, the two new International Business Exchange™ (IBX®) data centers in Mumbai, dubbed Equinix MB1 and MB2, form a network-dense data center campus with more than 350 international brands and local companies, including the world's leading cloud service providers (CSPs), global networks, content delivery network (CDN) providers, all local carriers, 170 internet service providers (ISPs) and five internet exchanges.
  Home to the digital infrastructure of numerous global organizations, the two data centers in Mumbai provide an initial 1,350 cabinets, with an additional 500 cabinets to buildout. The facilities will add more than 90,000 square feet of colocation space to Platform Equinix® when fully built.
  Equinix's Mumbai campus offers a cloud-dense environment and direct access to major cloud services, including AWS Direct Connect, Google Cloud Dedicated Interconnect and Oracle Cloud Infrastructure FastConnect. It also hosts key internet exchanges such as AMS-IX India, Extreme IX, Mumbai IX-DECIX, National Internet Exchange of India (NIXI) and Bharat IX, allowing ISPs, carriers, CDNs and large enterprises to exchange internet traffic.
  Equinix plans to introduce a full range of interconnection and digital infrastructure services, including Equinix Connect, Equinix Internet Exchange®, Metro Connect, Equinix FabricTM and Network Edge, in the new data centers upon the completion of the business integration. This will enable customers in India to connect in real time, directly and privately, to more than 10,000 companies, including more than 1,800 networks and 3,000 cloud and IT service providers, through Platform Equinix for increased performance, security and scale.
  According to Frost & Sullivan, India is anticipated to become a US$2 trillion digital economy by 2030, growing at a 21% compound annual growth rate (CAGR). It also forecasts that 40% to 50% of Indian businesses will be taking a containerized hybrid multicloud approach for deploying applications by 2025.1 Digitalization and cloud adoption in India will be further accelerated by the upcoming rollout of 5G and ICT policy reforms of the government. The expansion of Platform Equinix will enable Indian businesses, as well as multinationals with a presence in India, to harness a trusted platform to bring together and interconnect the foundational infrastructure they need to power their success.
  Current customers at GPX India will now be able to access Platform Equinix capabilities worldwide. For example, OPPO, a leading global smart device brand, has deployed in MB2 and is leveraging Zenlayer's IP transit and IP peering services to support its critical IT operations in India, including the OPPO App Market Store, local official website, and end-user data. Today's announcement will further support OPPO's omnichannel strategy in India and its global expansion ambitions as it can easily replicate its digital infrastructure with Equinix in India to anywhere via Equinix's global platform.
  Over the years, Equinix has supported India-based partners, including HCL Technologies, Infosys, Tata Consultancy Services and Wipro, in deploying their customers' digital infrastructure at Equinix IBX data centers outside of India.
  Appointed as Managing Director of Equinix India, Manoj Paul has over 25 years of extensive experience in IT and telecom infrastructure. Prior to Equinix, he led the India operation of GPX India, helping it to emerge as India's most prominent carrier-neutral and cloud-dense data center. Before joining GPX India, Paul spent 11 years with Bharti Airtel Ltd, where his last role was Chief Operating Officer (Enterprises) for the Western region.
  Globally, Platform Equinix comprises more than 230 data centers across 65 metros and 27 countries, providing data center and interconnection services for more than 10,000 of the world's leading businesses, including more than 50% of Fortune 500 companies. Today, Equinix operates 49 IBX data centers in Asia-Pacific across 13 metros in Australia, China, Hong Kong, India, Japan, Korea and Singapore.
  In connection with this transaction, J.P. Morgan, Cyril Amarchand Mangaldas and Deloitte Touche Tohmatsu India LLP were advisors to Equinix, and KPMG and Kanga & Co were advisors to GPX.

Quotes

  Joe Zhu, Founder and CEO of Zenlayer
  "With over 185 points of presence around the world, Zenlayer continues to provide businesses with low latency and worldwide on-demand edge cloud services. Our global edge cloud platform, when combined with Equinix's global footprint and cloud ecosystems, will further optimize our customers' hybrid multicloud infrastructure and enhance the digital experiences for users."
  Nishchal Khorana, Vice President & Global Program Leader, ICT, Frost & Sullivan
  "Digital adoption in India has become a strategic priority for the government as well as enterprises. Indian government's initiatives for building a self-reliant India are expected to further catalyze digital adoption. Digital will play a pivotal role as enterprises aim to transform their business models and strengthen competitiveness. With Equinix's proven global experience, it has the potential to offer immense value for enterprises in India as they accelerate their digital journey."
  Jeremy Deutsch, President, Equinix Asia-Pacific
  "India presents enormous opportunities for digital leaders in Asia-Pacific. Bringing Platform Equinix to India not only solidifies Equinix's position as the leading digital infrastructure provider in Asia-Pacific, but also provides a new option to local enterprises and multinationals operating in India to interconnect and manage their digital infrastructure in Mumbai. We believe our global expertise and unique interconnection ecosystem will continue to empower businesses in India."
  Manoj Paul, Managing Director, Equinix India
  "Extending Platform Equinix to India with the addition of two world-class, highly interconnected data centers provides a platform for additional expansion across the country, and I am excited about the opportunities ahead for Equinix. With the global footprint of Equinix and the industry's largest ecosystem, we are well-positioned to be a critical part as well as a driving force of the digital revolution in India, helping businesses to leap forward domestically and globally."

Additional Resources

  Platform Equinix® Expands to India [blog]
  Equinix MB1 Data Sheet [website]
  Equinix MB2 Data Sheet [website]
  Equinix Fabric [website]
  Platform Equinix [website]

About Equinix
Equinix (Nasdaq: EQIX) is the world's digital infrastructure company, enabling digital leaders to harness a trusted platform to bring together and interconnect the foundational infrastructure that powers their success. Equinix enables today's businesses to access all the right places, partners and possibilities they need to accelerate advantage. With Equinix, they can scale with agility, speed the launch of digital services, deliver world-class experiences and multiply their value.

Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from expectations discussed in such forward-looking statements. Factors that might cause such differences include, but are not limited to, the challenges of acquiring, operating and constructing IBX data centers and developing, deploying and delivering Equinix products and solutions, including in India, a new market for Equinix; unanticipated costs or difficulties relating to the integration of companies we have acquired or will acquire into Equinix, including GPX India; a failure to receive significant revenues from customers in recently built out or acquired data centers; a failure to complete any financing arrangements contemplated from time to time; competition from existing and new competitors; the ability to generate sufficient cash flow or otherwise obtain funds to repay new or outstanding indebtedness; the loss or decline in business from our key customers; risks related to our taxation as a REIT; and other risks described from time to time in Equinix filings with the Securities and Exchange Commission. In particular, see recent Equinix quarterly and annual reports filed with the Securities and Exchange Commission, copies of which are available upon request from Equinix. Equinix does not assume any obligation to update the forward-looking information contained in this press release.

1Frost & Sullivan Transformative Mega Trends Reshaping the Indian ICT Landscape Helping Businesses Build Their Long-term Technology Strategy, November 2020

CONTACT: Equinix Media Contact (Global) David Fonkalsrud, Equinix, +1 650-598-6240, dfonkalsrud@equinix.com or Equinix Media Contact (Asia-Pacific) Annie Ho, Equinix, +852 2970-7761. annho@ap.equinix.com or Equinix Investor Relations Katrina Rymill , +1 650-598-6583, krymill@equinix.com or Chip Newcom, +1 650-598-6262, cnewcom@equinix.com